PRISTINE SOLUTIONS, INC. 8-K

Exhibit 10.9

PRISTINE SOLUTIONS, INC.

LOCK-UP-LEAK-OUT AGREEMENT

October 27, 2012

The Shareholder referenced below:

Re:	Lock-up of shares held in Pristine Solutions, Inc., a Nevada corporation (the “Company”) by the shareholder signatory hereto (the “Shareholder”)

To Pristine Solutions, Inc. Board & Empire Stock Transfer:

The undersigned Shareholder irrevocably agrees with the Company that, from the date hereof until October 27, 2014 (such period, the “Restriction Period”), the Shareholder will not except in accordance with the terms here, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Shareholder or any Affiliate of the Shareholder or any person in privity with the Shareholder or any Affiliate of the Shareholder, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the United States Securities Exchange Act of 1934 (each, a “Transfer”) with respect to, any shares of Common Stock or securities convertible or exchange into shares of Common Stock beneficially owned, held or hereafter acquired by the Shareholder (the “Securities”) in the capital of the Company.  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  In order to enforce this covenant, the Company shall have the right impose irrevocable stop-transfer instructions preventing the Company’s transfer agent from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, the Shareholder shall be permitted to make Transfers of the shares of the Company’s Common Stock held by the Shareholder during the Restriction Period expressly in accordance with the following (the “Sale Allowances”):

Commencing on October 27, 2014, the Shareholder shall be permitted to make Transfers and or Sales of the shares of the Company’s Common Stock held by the Shareholder in an amount equal to up to 2% of the total issued and outstanding shares of the Company’s Common stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Letter Agreement, during any 90 calendar day period (the Shareholder acknowledges and agrees that the foregoing limits on Transfers are non-cumulative and may not be carried over from one 90 day period to the next).

The Shareholder acknowledges that the execution, delivery and performance of this Letter Agreement is a material condition to the Company’s ability to obtain any potential future financing and the Company shall be entitled to specific performance of the Shareholder’s obligations hereunder.  The Shareholder hereby represents that the Shareholder has the power and authority to execute, deliver and perform this Letter Agreement, that the Shareholder has received adequate consideration therefor and that the Shareholder will indirectly benefit from the Company’s ability to obtain any such additional financing.

The Shareholder acknowledges that they have read this document and fully understand the terms of this Letter Agreement, and acknowledge that this Letter Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, and the Shareholder.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. The Shareholder hereby irrevocably submits to the exclusive jurisdiction of the State of Nevada, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of the Shareholder with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company.

*** SIGNATURE PAGE FOLLOWS***

Pristine Solutions, Inc.
Shareholder Lock-Up-Leak-Out Agreement

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Pristine Solutions, Inc. Shareholder

/s/ M. Katsuka Sandoval	10/27/12
Signature

M. Katuska Sandoval
Print Name

Address for Notice:

7026 Dume Drive #B
Malibu, CA 90265

39,750,000
Number of shares of Common Stock

    By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

Pristine Solutions, Inc.

By:	/s/ Michael J. Borkowski
Name:	Michael J. Borkowski
Title:	Chief Executive Officer

Pristine Solutions, Inc.
Shareholder Lock-Up-Leak-Out Agreement